Exhibit 1.01 to Form SD

SYMANTEC CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1 TO DECEMBER 31, 2014

This Conflict Minerals Report has been prepared by Symantec Corporation (herein referred to, alternatively, as “Symantec,” “we” and “our”). This Conflict Minerals Report for the reporting period January 1 to December 31, 2014 is presented to comply with the final Conflict Minerals implementing rules (the “Conflict Minerals Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014. The Conflict Minerals Rules were adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934. The Conflict Minerals Rules impose certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Conflict Minerals Rules, we conducted due diligence on the origin, source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, Symantec is not required to describe any of its products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore makes no conclusion in this regard in the report presented herein. Furthermore, given that Symantec has not voluntarily elected to describe any of its products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I.	Company Overview

Symantec Corporation is a global leader in security, backup and availability solutions. Our market leading products and services protect people and information in any environment – from the mobile device in your pocket, to the enterprise data center, to cloud-based systems. Founded in April 1982, Symantec operates one of the largest global threat-intelligence networks. The company has more than 19,000 employees in more than 50 countries. Our Internet home page is www.symantec.com. Other than the information expressly set forth in this report, the information contained or referred to on our website is not part of this report.

II.	Products Overview

Symantec is a global leader in providing security, storage and systems management solutions to help our customers – from consumers and small businesses to the largest global organizations – secure and manage their information against more risks at more points. Our company’s unique focus is to eliminate risks to information, technology and processes independent of the device, platform, interaction or location. Symantec product overviews can be found at http://www.symantec.com/products-solutions/.

All tier one suppliers of physical products that Symantec contracts to manufacture are considered in-scope suppliers. These suppliers manufacture products in the following categories: (i) software, (ii) appliances and (iii) tokens.

III.	Supply Chain Overview

All of Symantec’s product manufacturing is outsourced to Subcontract Manufacturing and Logistic Partners. Our in-scope suppliers are located in North America, South America, EMEA, Russia and Asia. In 2014, Symantec sourced from 20 in-scope suppliers.

IV.	Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our product categories and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

•	Our appliance and token products contain Conflict Minerals that are necessary to the production or functionality of such products; and

•	we are unable to determine whether the Conflict Minerals present in such products originate in the Covered Countries.

We are therefore required by the Conflict Minerals Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V.	Design of Due Diligence Measures

Symantec designed its due diligence with respect to the source and chain of custody of the Conflict Minerals contained in its products based on the five-step framework set forth in the Second Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto.

VI.	Due Diligence Measures Performed by Symantec

Step #1: Establish Strong Company Management Systems

•	Symantec maintains a policy on Conflict Minerals (the “Policy”). The Policy can be viewed at: http://www.symantec.com/corporate_responsibility/topic.jsp?id=supply_chain. The Policy has been communicated to relevant personnel, and it is available to all Symantec employees via Symantec’s website.

•	Symantec’s Conflict Minerals Team (the “Team”) is responsible for Conflict Minerals due diligence, governance and reporting. The Team consists of representatives from Finance, Legal and Supply Chain, all of whom have experience and expertise with respect to the requirements of the Conflict Minerals Rules, and is supported by external consultants. Oversight of Symantec’s Conflict Minerals due diligence, governance and reporting is exercised by the Company’s Disclosure Committee and the Nominating and Governance Committee of the Board of Directors. The Team is supported by a member of Symantec’s Senior Management Team.

•	To make training regarding Conflict Minerals compliance available to suppliers, Symantec refers suppliers to the Conflict-Free Sourcing Initiative’s (“CFSI”) website at www.conflictfreesourcing.org, which website contains Conflict Minerals training materials and resources for suppliers.

•	Symantec’s Policy has been made available to existing suppliers, and Symantec makes the Policy available to new suppliers as part of the new supplier onboarding process. In addition, Symantec will incorporate a provision requiring compliance with the Conflict Minerals Rules and the Policy into (i) new supplier agreements and (ii) existing supplier agreements when such agreements are negotiated for renewal.

•	Pursuant to the Policy, concerned parties may contact Symantec regarding complaints related to Conflict Minerals compliance by contacting Symantec’s Ethics Line via online at https://secure.ethicspoint.com/domain/media/en/gui/28771/index.html, via telephone at one of our global telephone numbers listed at https://secure.ethicspoint.com/domain/media/en/gui/28771/phone.html, or by sending an e-mail to the Office of Ethics and Compliance at ethicsandcompliance@symantec.com. Suppliers may also contact their supply chain representative.

•	All documentation and records, including all material communications with suppliers, are retained electronically for a period of five (5) years.

Step #2: Identify and Assess Risk in the Supply Chain

•	Symantec maintains a Conflict Minerals Compliance Program (the “Program”) that outlines the process for supplier due diligence and engagement.

•	The Program includes the identification of the suppliers that provide inputs to Symantec’s products that may contain Conflict Minerals. This analysis is performed on an annual basis, as well as through the ongoing supplier approval and onboarding process, with data pulled from the global supplier database.

•	The Global Supply Chain Compliance Team works with Legal and Finance to determine the enterprise reporting entity for compliance purposes. This includes the determination of whether any of Symantec’s subsidiaries, joint ventures, or acquired companies are in-scope or out-of-scope for the respective reporting year pursuant to the Conflict Minerals Rules.

•	For out-of-scope entities, if the entity supplies Symantec in-scope entities with products Symantec contracts to manufacture, then the entity is considered a supplier and is surveyed as part of the RCOI process.

•	The Electronic Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “Survey”) is emailed annually by the Global Supply Chain Compliance Team to all in-scope suppliers along with an introductory email.

•	On an annual basis, any new subsidiaries and joint ventures are evaluated for inclusion as an in-scope entity for the purposes of compliance with the Conflict Minerals Rules.

•	For acquisitions, due diligence is conducted to determine whether the newly acquired organization is subject to the Conflict Minerals Rules.

Step #3: Design and Implement a Strategy to Respond to Identified Risks

•	Symantec has designed a Due Diligence Decision Tree that sets forth steps to be taken to mitigate risk based on a supplier’s Survey responses. Suppliers are ranked for risk, ranging from Low to High, based upon red flags and issues raised by suppliers’ Survey responses (the “Risk Levels”).

•	All Suppliers regardless of Risk Level in 2014 were contacted via email with follow-up questions and/or requests.

Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

As a downstream actor in the supply chain, we do not have a direct relationship with the smelters and refiners that process the Conflict Minerals that are present in our products, and for this reason, we rely on the CFSI to conduct third-party audits of smelters and refiners.

Step #5: Report on Supply Chain Due Diligence

As required by the Conflict Minerals Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2014 reporting year. The Form SD and Conflict Minerals Report are also available on our website at http://www.symantec.com/corporate_responsibility/topic.jsp?id=supply_chain.

VII.	Supplier Survey Responses and Smelter and Refiner Information

Our Conflict Minerals due diligence yielded the following results:

•	100% of in-scope suppliers responded using the Survey.

•	50% of in-scope suppliers provide products that do not contain Conflict Minerals.

•	50% of in-scope suppliers provide products that contain one or more Conflict Minerals, of which:

-	20% provide products that contain Conflict Minerals that originate from the Covered Countries;

-	40% provide products that contain Conflict Minerals that do not originate from the Covered Countries; and

-	40% are still in the process of investigating the origin of the Conflict Minerals contained in their products.

•	65% of in-scope suppliers have a Conflict Minerals policy in place, and 23% of such in-scope suppliers have made their policy available to the public.

•	70% of in-scope suppliers require their direct suppliers to be DRC conflict-free (as defined in the Survey).

•	25% of in-scope suppliers require their direct suppliers to source from smelters that are validated by an independent private sector audit firm.

•	60% of in-scope suppliers have implemented due diligence measures for conflict-free sourcing.

In addition, Addendum A to this Conflict Minerals Report contains a list of those smelters reported by our suppliers that appear on the CFSI’s Standard Smelter List and the status of such smelters as reported by the CFSI.

VIII. Steps to Mitigate Risk

Symantec intends to take the following steps to mitigate the risk that its necessary Conflict Minerals benefit armed groups:

•	Continue to engage with suppliers to obtain complete Surveys;

•	Support the development of supplier capabilities to perform Conflict-Minerals related due diligence by the implementation of risk mitigation measures, as appropriate; and

•	provide ongoing training regarding emerging best practices and other relevant topics to personnel responsible for Conflict Minerals compliance.

FORWARD LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on Symantec’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Symantec’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Symantec’s) are not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report, unless expressly incorporated by reference herein.

Addendum A

With the exception of one supplier, the smelter information below was reported by Symantec suppliers using versions 3.01 and 3.02 of the Survey. Data collection was completed on April 30, 2015.

For more detail and the most current status of each smelter, please visit the Conflict-Free Smelter Program (“CFSP”) website at www.conflictfreesourcinginitiative.org.

Status

Alleged Smelter	This company is not listed on the CFSI known smelter list.

Not a Legitimate Smelter	Need actual smelter name(s).

Outreach Required	Supplier should contact smelter directly or indirectly to request CFSP participation and determine when the smelter will become certified.

In Communication	This company is a legitimate smelter and has been contacted regarding the CFSP.

On CFSP Active List	This company is a legitimate smelter and is engaged in the CFSP but not yet compliant.

Compliant	This company has been found compliant with the CFSP protocol.

TI CMC Member Company	This company is a legitimate smelter and has been contacted regarding the EICC Conflict Minerals Audit Program.

Table 1. CFSI Smelters by Metal Reported by Symantec Suppliers

Based on CFSP as of May 1st, 2015

Table 2. Status of CFSI Smelters Reported by Symantec Suppliers

The lists below contain the names of the smelters that Symantec has identified through the CFSI.

ALLEGED SMELTERS

METAL	SMELTER NAME	SMELTER ID

Gold	Acade Noble Metal (Zhao Yuan) Corporation	CID000009
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CID000392
Gold	Feinhütte Halsbrücke GmbH	CID000465
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	CID000523
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CID001009
Gold	Qiankun Gold and Silver Refnery Share Company Limited	CID001501
Gold	Realized the enterprise co. ltd.	CID001515
Gold	Shandong Jun Mai Fu	CID001614
Gold	Shenzhen fujun material technology co.,ltd	CID001690
Gold	Tai zhou chang san Jiao electron Co.,Ltd	CID001843
Tantalum	ANHUI HERRMAN IMPEX CO.	CID000059
Tantalum	NTET, Thailand	CID001309
Tin	5N Plus	CID002665
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CID000054
Tin	Guangxi Huaxi Group	CID000623
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CID000992
Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001059
Tin	Lübeck GmbH	CID001082
Tin	Metahub Industries Sdn. Bhd.	CID001136
Tin	PT HP Metals Indonesia	CID001445
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CID001606
Tin	Yifeng Tin	CID002121

NOT A LEGITIMATE SMELTER

METAL	SMELTER NAME	SMELTER ID

Gold	China GoldDeal Investment Co., Ltd.	CID000236
Gold	China National Gold Group Corporation	CID000242
Gold	Codelco	CID000284
Gold	Colt Refining	CID000288
Gold	DaeryongENC	CID000333
Gold	EM Vinto	CID000439
Gold	Harmony Gold Refinery	CID000682
Gold	PYNMAX	CID001499
Gold	Suzhou Xingrui Noble	CID001826
Gold	Yunnan Tin Group (Holding) Company Limited	CID002181
Tantalum	Global Advanced Metals	CID000564
Tantalum	H.C. Starck Group	CID000654
Tantalum	Plansee	CID001368

Tantalum	Tantalite Resources	CID001879
Tin	Brinkmann Chemie AG	CID000169
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	CID000196
Tin	CV Duta Putra Bangka	CID000304
Tin	CV Makmur Jaya	CID000308
Tin	Gold Bell Group	CID000572
Tin	Heraeus Ltd. Hong Kong	CID000708
Tin	Heraeus Precious Metals GmbH & Co. KG	CID000712
Tin	Jean Goldschmidt International	CID000835
Tin	LS-NIKKO Copper Inc.	CID001079
Tin	Minmetals Ganzhou Tin Co. Ltd.	CID001179
Tin	Nathan Trotter & Co INC.	CID001234
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Koba Tin	CID001449
Tin	RedRing Solder (M) Sdn. Bhd	CID001517
Tin	ROHM & HAAS	CID001530
Tin	Sumitomo Metal Mining Co., Ltd.	CID001799
Tin	Tanaka Kikinzoku Kogyo K.K.	CID001876
Tin	Technic	CID001888
Tin	UNI BROS METAL PTE LTD	CID001984
Tin	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002225
Tungsten	Buffalo Tungsten	CID000174
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CID000239
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CID000524
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CID002493
Tungsten	Metallo-Chimique N.V.	CID001146
Tungsten	Mitsubishi Materials Corporation	CID001190
Tungsten	Mitsui Mining and Smelting Co., Ltd.	CID001195
Tungsten	Sumitomo Metal Mining Co., Ltd.	CID001801
Tungsten	Wolfram Company CJSC	CID002047
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002236

OUTREACH REQUIRED SMELTERS

METAL	SMELTER NAME	SMELTER ID

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Bauer Walser AG	CID000141
Gold	Caridad	CID000180
Gold	Daejin Indus Co. Ltd	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Doduco	CID000362
Gold	FSE Novosibirsk Refinery	CID000493
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CID000522
Gold	Guangdong Jinding Gold Limited	CID002312

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CID000767
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
Gold	Jiangxi Copper Company Limited	CID000855
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Lingbao Gold Company Limited	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	OJSC Kolyma Refinery	CID001328
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	Penglai Penggang Gold Industry Co Ltd	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	So Accurate Group, Inc.	CID001754
Gold	The Great Wall Gold and Silver Refinery of China	CID001909
Gold	Tongling nonferrous Metals Group Co.,Ltd	CID001947
Gold	Yunnan Copper Industry Co Ltd	CID000197
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CID001634
Tin	CV Makmur Jaya	CID000308
Tin	CV Serumpun Sebalai	CID000313
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Feinhütte Halsbrücke GmbH	CID000466
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063
Tin	Metallic Resources Inc	CID001142
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	CID001231
Tin	Novosibirsk Integrated Tin Works	CID001305
Tin	PT Alam Lestari Kencana	CID001393
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Kudai Tin	CID001409
Tin	PT Bangka Timah Utama Sejahtera	CID001416
Tin	PT Fang Di MulTindo	CID001442
Tin	PT HP Metals Indonesia	CID001445
Tin	PT Koba Tin	CID001449
Tin	PT Pelat Timah Nusantara Tbk	CID001486
Tin	PT Seirama Tin investment	CID001466
Tin	PT Supra Sukses Trinusa	CID001476
Tin	PT Tommy Utama	CID001493
Tin	PT Yinchendo Mining Industry	CID001494
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313

IN COMMUNICATION SMELTERS

METAL	SMELTER NAME	SMELTER ID

Gold	Chugai Mining	CID000264
Gold	Do Sung Corporation	CID000359
Gold	Hwasung CJ Co. Ltd	CID000778
Gold	Korea Metal Co. Ltd	CID000988
Gold	SAMWON METALS Corp.	CID001562
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	CID001231
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889

ON CFSP ACTIVE LIST SMELTERS

METAL	SMELTER NAME	SMELTER ID

Gold	Asaka Riken Co Ltd	CID000090
Gold	Cendres + Métaux SA	CID000189
Gold	Doduco	CID000362
Gold	Sabin Metal Corp.	CID001546
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Torecom	CID001955
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002100
Gold	Yokohama Metal Co Ltd	CID002129
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Cooper Santa	CID000295
Tin	CV Gita Pesona	CID000306
Tin	CV Serumpun Sebalai	CID000313
Tin	Fenix Metals	CID000468
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT BilliTin Makmur Lestari	CID001424
Tin	PT Inti Stania Prima	CID002530
Tin	PT JusTindo	CID000307
Tin	PT Karimun Mining	CID001448
Tin	PT Sumber Jaya Indah	CID001471
Tin	Rui Da Hung	CID001539
Tin	Soft Metais, Ltda.	CID001758
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095

COMPLIANT SMELTERS

METAL	SMELTER NAME	SMELTER ID

Gold	Aida Chemical Industries Co. Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery – Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Johnson Matthey Inc	CID000920
Gold	Johnson Matthey Ltd	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd	CID000981
Gold	L’ azurde Company For Jewelry	CID001032
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.	CID001152

Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Nihon Material Co. LTD	CID001259
Gold	Ohio Precious Metals, LLC	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	CID001325
Gold	PAMP SA	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox SA	CID001498
Gold	Rand Refinery (Pty) Ltd	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Schone Edelmetaal	CID001573
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916
Gold	Tokuriki Honten Co., Ltd	CID001938
Gold	Umicore Brasil Ltda	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	Valcambi SA	CID002003
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002100
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co. Ltd	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	KEMET Blue Metals	CID002539
Tantalum	King-Tan Tantalum Industry Ltd	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India (Pvt.) Ltd.	CID001163
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Plansee SE Liezen	CID002540
Tantalum	Plansee SE Reutte	CID002556
Tantalum	QuantumClean	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex	CID001891
Tantalum	Ulba	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CID002307
Tantalum	Zhuzhou Cement Carbide	CID002232
Tin	Alpha	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV United Smelting	CID000315
Tin	EM Vinto	CID000438
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Magnu’s Minerais Metais e Ligas LTDA	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S/A	CID002500
Tin	Metallo Chimique	CID001143
Tin	Metallo-Chimique N.V.	CID002773
Tin	Mineração Taboca S.A.	CID001173
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Putra Karya	CID001412
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434

Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT REFINED BANGKA TIN	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Tambang Timah	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Tin Company, Ltd.	CID002180
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	CID002011
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082

TI CMC MEMBER COMPANY SMELTERS

METAL	SMELTER NAME	SMELTER ID

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543